EXHIBIT 99.1

1606 Corp. Launches 2nd Major Marketing Campaign With ISO Partner Cannasite

Seattle, WA, February 6, 2024 – 1606 Corp. (Stock Symbol: CBDW), a frontrunner in the development of AI-driven merchandising chatbots for online brands, is excited to announce the launch of an innovative marketing campaign in collaboration with its latest ISO partner, Cannasite. This targeted outreach, engaging Cannasite’s extensive network of over 300 clients through email and calls, is scheduled for February 6th and 7th, 2024.

Following the remarkable success of our December marketing initiative with Cool Blue Distribution, targeting CBD merchants, we enter this new campaign with high expectations and enthusiasm. The previous campaign not only demonstrated the robust demand for ChatCBDW but also underscored the effectiveness of our marketing strategies in promoting AI chatbot solutions.

"Our initial foray into targeted marketing campaigns yielded fantastic results, setting a high bar for future endeavors. With Cannasite, we aim to replicate and surpass this success, bringing our advanced chatbot solutions to a wider audience," said Greg Lambrecht, CEO of 1606 Corp. "The overwhelming response to our Pilot program, which quickly sold out, is a testament to the market's readiness for AI-driven enhancements in e-commerce."

The completion of our BETA program and the transition to our standard pricing model mark significant milestones in 1606 Corp.'s journey. This new campaign with Cannasite not only aims to expand our reach within the online brand community but also to solidify ChatCBDW's position as a pivotal tool in revolutionizing customer service and sales processes.

"We are more than optimistic about the outcomes of this collaboration; we are confident. Our partnership with Cannasite opens up numerous avenues for growth and reinforces our mission to lead the evolution in AI chatbot technology for e-commerce," added Lambrecht.

As we continue to innovate and push the boundaries of AI in digital commerce, 1606 Corp remains committed to providing state-of-the-art solutions that empower brands to engage with their customers more effectively and efficiently. This latest marketing campaign is a step forward in our ongoing effort to facilitate seamless, AI-enhanced interactions between online retailers and their clientele.

About CannaSite - CannaSite is a leading provider of web design and digital marketing services in the cannabis industry with a robust client base and significant industry connections. Offering website packages for every cannabis company in any stage of business, their mission is to provide strategic website design that keeps the user jonesing for more. Their partnership with 1606 Corp is set to revolutionize the AI merchandising landscape in the cannabis sector.

About 1606 Corp - 1606 Corp. specializes in the development and deployment of advanced AI merchandising chatbots, designed to transform the online shopping experience for brands and their customers. Leveraging cutting-edge AI and machine learning technologies, 1606 Corp.'s ChatCBDW platform offers personalized, engaging, and efficient customer service solutions. Based in Seattle, WA, 1606 Corp. is dedicated to leading the charge in the digital transformation of e-commerce through innovative AI applications.

Industry Information - The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements - This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp.

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